UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 14, 2017
Date of report (Date of earliest event reported)

Surmodics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

On February 14, 2017, the Company held its 2017 Annual Meeting of Shareholders.  The final voting results of the proposals which were described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on December 22, 2016, are set forth below.

1.  Election of Directors.  Each of the individuals nominated by the Company’s Board of Directors to serve as Class II directors was duly elected by the Company’s shareholders, and the final results of the votes cast are as follows:

	For	Withheld	Broker Non-Votes
José H. Bedoya	10,500,212	241,706	1,325,383
Susan E. Knight	10,529,735	212,183	1,325,383

2.  Set the Number of Directors.  The Company’s shareholders approved the proposal to set the number of directors at six (6) by the following vote:

For	Against	Abstain	Broker Non-Votes
11,902,468	103,177	41,052	-

3.  Ratification of the Appointment of Deloitte & Touche LLP.  The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017 by the following vote:

For	Against	Abstain	Broker Non-Votes
11,989,328	50,093	7,276	-

4.  Advisory Vote on Executive Compensation.  The Company’s shareholders approved the compensation of the Company’s named executive officers, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
10,335,759	370,846	14,709	1,325,383

5.  Frequency of Advisory Vote on Executive Compensation. The Company’s shareholders approved, on an advisory basis, the proposal recommending that the advisory vote on executive compensation should occur on an annual basis. The final voting results for this proposal were as follows:

One Year	Two Years	Three Years	Abstain
8,986,709	45,544	1,674,697	14,364

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	February 17, 2017	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary